Exhibit 99.1

For further information contact:

Company:	Nicholas Landekic
PolyMedix, Inc.
484-598-2340
nlandekic@polymedix.com

Investor:	Erika Moran
emoran@investorrelationsgroup.com

Media:	Janet Vasquez
jvasquez@investorrelationsgroup.com

The Investor Relations Group
212-825-3210
I. Wistar Morris III Resigns from PolyMedix Board
Philadelphia, PA (January 19, 2007) — PolyMedix, Inc. (OTC BB: PYMX), an emerging biotech company developing acute care products for infectious diseases and acute cardiovascular disorders based on biomimetics, announced today that I. Wistar Morris III has resigned from the Board of Directors.
“Wistar has been a valuable member of our Board for nearly four years. It was his vision and support that enabled our management team to begin our quest to develop novel antibiotic drug compounds directed at the growing problem of bacterial resistance, as well as the need for a safer and easier to use therapy for reversing heparin and low molecular weight heparins. We would like to express our sincere thanks to Wistar for his invaluable insights, dedication and guidance - PolyMedix would not be the company it is today without his foresight, imagination, and wisdom”, commented Nicholas Landekic, President and Chief Executive Officer of PolyMedix.
Mr. Morris is a prominent investor and financial manager. He is a Director of the investment bank Boenning & Scattergood, and has been with the firm for nearly 20 years. Prior to Boenning & Scattergood, Mr. Morris founded the Morris Investment Management Company (later merged into the Pennsylvania Trust Company), and was an Executive Vice President with the investment management firm Hopper Soliday & Co., spending 15 years there. He currently serves as trustee to four scientific or medical non-profit institutions.
- Continued -

I. Wistar Morris III Resigns from PolyMedix Board
January 19, 2007

About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds — small molecule mimetics of human host-defense proteins — are believed to have a completely different mechanism of action from all current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. These compounds are being developed as broad-spectrum, rapid-acting antibiotics for serious systemic and local infections. The Company is also developing polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s anticoagulant antagonist compounds reverse the activity of both heparin and low molecular weight heparins, in keeping with our goal of developing an antagonist drug that is safer and easier to use than current approved therapy. PolyMedix plans to file its first IND and start human clinical trials in 2007. For more information, please visit PolyMedix on its website at www.polymedix.com.
This press release contains forward-looking statements that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Registration Statement on Form 10-SB originally filed by PolyMedix with the Securities and Exchange Commission on April 5, 2006. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
###